UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 14, 2008

PURPLE BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-52450	01-0670370
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

450 East Las Olas Blvd., Suite 830
Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices)

(954) 462-8757

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Share Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Share Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Share Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Timothy Hennessey has been appointed as the Company’s Chief Financial Officer, effective January 14, 2008. Before joining the Company and since 2001, Mr. Hennessey owned and operated Hennessey Financial Services, a business that provided comprehensive CFO services to public and private companies that included retail, telecommunications, internet/e-commerce, real estate, beverage/food service, and motion pictures entities.  From 1998 to 2001, Mr. Hennessey was the Chief Financial Officer and Executive Vice-President of Wellness Discoveries, Inc., a company developing content and commerce opportunities in the wellness, fitness, and alternative medicine sectors. From 1987-1998, Mr. Hennessey worked as a Managing Director in the Investment Banking group of Deloitte & Touche USA LLP, and also as an investment banker on Wall Street at Morgan Stanley Dean Witter & Co.

There are no family relationships among our directors or among our executive officers.

ITEM 8.01 Other Events.

We issued a press release on January 14, 2008, in which we announced the appointment of Mr. Hennessey as our Chief Financial Officer.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

99.6	Press Release dated January 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURPLE BEVERAGE COMPANY, INC.

By:	/s/ Theodore farnsworth
Theodore Farnsworth
President, Chief Executive Officer, Secretary, Treasurer, and Director

Date: January 14, 2008